                                                                   EXHIBIT 10.20


                          INVESTOR RELATIONS AGREEMENT
                          ----------------------------

This Agreement is made as of this 30th day of December, 2004, by and between Superior Galleries, Inc. (the "Company" or "Superior"), a corporation duly organized and existing under the laws of the State of Delaware, having its principal place of business at 9178 W. Olympic Blvd., Beverly Hills, California 90212, and American Capital Ventures, Inc. (the "Consultant"), a corporation duly organized and existing under the laws of the State of Florida, with offices at 2875 N.E. 191st Street, Suite 512, Aventura, Florida 33180.

WHEREAS, the Company is a public company that acts as a dealer and auctioneer in rare coins and collectibles;

WHEREAS, the Consultant is experienced in providing investor relations advice to publicly-traded companies and;

WHEREAS, the Company wishes to retain the services of the Consultant on a non-exclusive basis on the following terms and conditions:

1. The Company hereby retains the services of the Consultant for a period of eighteen months (the "Initial Term"), which shall automatically be renewed for successive one-year terms (the "Successive Terms"). During the Initial Term, either party has the right to terminate the Agreement after the initial ninety
(90) days, and subsequently, either party has the right to terminate the Agreement with thirty (30) days written notice. The cancellation and termination of this Agreement shall not impact the rights of the parties as set forth in any other agreements the Consultant and the Company have executed or may execute in the future, said agreements shall remain in full force and affect.

2. In exchange for the Consulting Services (as that term is defined below) rendered during the Initial Term, the Consultant shall receive a fee of $10,000 per month which will be paid monthly commencing on January 1, 2005. The Consultant shall also be reimbursed actual reasonable travel and other out of pocket expenses which will be billed in arrears and are due payable upon receipt of bill. The Consultant shall also receive a fee of 180,000 shares of common stock ("Shares"), issued as soon as is practical after the effective date of this Agreement, and to be registered for resale with under the Securities Act of 1933, as amended (the "Act") thereafter. Consultant represents and warrants that the Shares are being purchased for investment and not with a view to the unregistered distribution thereof. Subject to compliance with all applicable securities laws, 60,000 Shares of the 180,000 Shares shall be reallocated to up to 6 mutually agreed upon third parties, each of whom must be an accredited investor, as such term is defined under the Securities Act of 1933, as amended. If such reallocation cannot be effected within 18 months in compliance with applicable securities laws, such shares shall be returned to the Company. Certificates for the Shares will be delivered to Consultant as follows: certificates representing 6,667 shares shall be delivered to the Consultant each month for 18 months starting on January 1, 2005, and with respect to the 60,000 reallocated Shares, certificates will be delivered at mutually agreed times. If the Agreement is terminated prior to the end of the initial Term, the remaining shares not delivered to the Consultant shall be forfeited to the Company, and the Company shall be under no obligation to deliver any certificates that were not delivered to the Consultant prior to the date of notice of termination.

3. By no later than 30 days after the commencement of this Agreement, the Company should have prepared and filed any registration statements in connection with any securities of the Company held by its shareholders, and the Company agrees to include in such registration statement the underlying common stock issued pursuant to this Agreement. The Company shall bear all fees and expenses incurred by the Company in connection with the preparation and filing of such registration statement(s). The Consultant shall exercise the "piggy-back" rights provided for herein by giving written notice, within ten (10) days of receipt of the Company's notice of its intention to file a registration statement. The Company must keep any registration statement current for nine (9) months.

4. The Consultant shall provide the following services to the Company: (a) assist the Company in making presentations to interested brokerage firms, hedge funds and institutional investors that buy and follow auction related and collectible stocks, (b) assist and facilitate the Company's initial listing application to trade its shares of common stock on the American Stock Exchange ("AMEX") or Nasdaq National Market System or SmallCap Market ("Nasdaq"), and introduce the Company to one or more qualified specialists on the AMEX trading floor or market markers in connection with Nasdaq trading, (c) coordinate meetings with analysts to cover the Company's stock and help disseminate the Company's investment profile to these analysts, as well as brokerage firms, hedge fund managers and institutional investors through a variety of electronic and manual sources, (d) a review of public relations and marketing materials that have been, or may be, distributed to the U.S. financial community and make appropriate suggestions as to how these materials can or should be changed, (e) advise the Company on symposium presentations, as well as investor conferences,
(f) assist the Company through Consultant's existing and future relationships in areas relating to future financings, mergers, acquisitions and potential buyouts; the parties agree that any such transaction will be subject to a separate fee agreement between the parties and limited to transactions generated by the Consultant, excluding any transactions generated by other parties for which the Consultant will not be entitled to compensation, (g) at the appropriate time, have the Company deliver presentations to the staff of the Consultant, as well as the offices of other brokerage firms with whom the Consultant maintains a relationship, and (h) through media contacts, attempt to initiate interviews for the Company on news shows such as CNBC, CNN and Bloomberg. The services referred to in this paragraph shall be known as the "Consulting Services."

5. The Consultant shall be an independent contractor and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude the Consultant, or any officer, director, agent, assistant, affiliate or employee of the Consultant from engaging in any activity whatsoever, including, without limitation receiving compensation for managing investments, or acting as an advisor, broker or dealer to, or participate in, any corporation, partnership, trust or other business entity or from receiving compensation or profit therefore. The Consultant shall have no obligation to present any business combination to the Company and shall incur no liability for its failure to do so.

6. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the gross negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the Consultant.

7. (a) The Company agrees to indemnify and hold harmless the Consultant and its present and future shareholders as well as its and their officers, directors, affiliates, associates, employees, shareholders, attorneys and agents (each, a "Consultant Indemnified Party") against any loss, claim, damage or liability whatsoever (including reasonable attorneys' fees and expenses), to which such Consultant Indemnified Party may become subject as a result of (i) any material misstatement or omission set forth in any report or other document filed by the Company under the Securities Exchange Act of 1934, in any press release issued by the Company, or in another written document provided to Consultant by the Company for purposes of carrying out his duties hereunder; (ii) any breach by the Company of this Agreement, or (iii) any violation of law or regulation by the Company.

(b) The Consultant agrees to indemnify and hold harmless the Company and its present and future officers, directors, affiliates, associates, employees, shareholders, attorneys and agents (each, a "Company Indemnified Party") against any loss, claim, damage or liability whatsoever (including reasonable attorneys' fees and expenses), to which such Company Indemnified Party may become subject as a result of: (i) any material misstatement or omission made by the Consultant regarding the Company, other than one contained in any report or other document filed by the Company under the Securities Exchange Act of 1934, in any press release issued by the Company, or in another written document provided to Consultant by the Company for purposes of carrying out his duties hereunder;
(ii) any breach of this Agreement by Consultant or (iii) any violation of law or regulation by consultant

(c) In case any action, suit or proceeding shall be brought or threatened, in writing, against any party that is to be indemnified pursuant to clause (a) or
(b) above (an "Indemnified Party"), the Indemnified Party shall notify the party obligated to provide indemnification (the "Indemnifying Party") within five (5) days after the Indemnified Party receives notice of such action, suit or such threat. The Indemnifying Party shall have the right to appoint the Indemnifying Party's counsel to defend such action and to direct the defense of such action, suit or proceeding, provided that such Indemnified Party consents to such representation by such counsel, which consent shall not be unreasonably withheld, and provided further that if the defendants in any such action, suit or proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to direct the defense of such action on behalf of such Indemnified Party and such Indemnified Party shall have the right to select separate counsel to defend such action on behalf of such Indemnified Party. In any event, the Indemnified Party shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The Indemnified Party, or its co-counsel, shall promptly supply the Indemnifying Party's counsel with copies of all documents, pleadings and notices that are filed, served or submitted in any of the aforementioned. No Indemnified Party shall enter into any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.


8. This Agreement shall be binding upon the Company and the Consultant and their respective successors and assigns. This Agreement may not be assigned by the Consultant, without the Company's consent.

9. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever; (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

10. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

11. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

12. This Agreement shall be governed by the laws of the State of California. The parties agree that, should any dispute arise in the administration of this Agreement, the dispute shall be resolved through arbitration under the rules of the American Arbitration Association.

13. This Agreement contains the entire agreement between the parties with respect to the services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the parties.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written.

SUPERIOR GALLERIES, INC.                AMERICAN CAPITAL
                                        VENTURES, INC.


By:  /S/ PAUL BIBERKRAUT                By:  /S/ HOWARD GOSTFRAND
   ------------------------------          -------------------------------
Name:  Paul Biberkraut                  Name:  Howard Gostfrand
Title: Chief Financial Officer          Title: President